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                                                                EXHIBIT 10.13(a)



                       CONFIRMATION REGARDING TERMINATION
                             OF EMPLOYMENT AGREEMENT



        THIS CONFIRMATION is made as of December 31, 2000 between James F. Lynch and SITEL Corporation.

        We hereby confirm that Mr. Lynch's employment pursuant to the Amended and Restated Employment Agreement dated December 1, 1999 (the "Employment Agreement") between us shall terminate effective as of the close of business on December 31, 2000.

        We further confirm that the provisions of Section 8(c) of the Employment Agreement are applicable to this termination of Mr. Lynch's employment, since the termination was initiated by SITEL Corporation for a reason other than those set forth in subparagraphs 7(a)-(d) of the Employment Agreement.

        Pursuant to Section 8(c), Mr. Lynch is entitled to be paid the following amount as a result of the termination of his employment: $961,667. For avoidance of doubt, this amount was computed using the $1,120,000 minimum specified in
Section 8(c), which is higher than the actual amount computed under the formula specified in Section 8(c), and subtracting $158,333 for salary credits from June 1, 1999 through December 31, 2000 per Section 8(c).

        The amount of Mr. Lynch's outstanding advances, including accrued interest, totaling $337,504.08 shall be deducted from the $961,667 amount, for a net payment to Mr. Lynch of $624,162.92.

        The net payment of $624,162.92 shall be paid in full to Mr. Lynch on or before January 30, 2001, in accordance with Section 8(c) of the Employment Agreement.


        IN WITNESS WHEREOF, the parties have signed this Confirmation.


                                                       SITEL  CORPORATION


        /s/ James F. Lynch                             By:/s/ Phillip A. Clough
        ------------------                                 ---------------------
          James F. Lynch                               Name: Phillip A. Clough
                                                       Title: President & CEO